As filed with the Securities and Exchange Commission on May 11, 2005
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                ________________

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ________________

                         PRECISION DRILLING CORPORATION
             (Exact name of registrant as specified in its charter)

            ALBERTA, CANADA                                    NOT APPLICABLE
    (State or other jurisdiction of                            (IRS Employer
    incorporation or organization)                          Identification No.)

                                ________________

                            4200 Petro-Canada Centre
                             150 - 6th Avenue, S.W.
                            Calgary, Alberta, Canada
                                     T2P 3Y7
                                 (403) 716-4500
                    (Address of Principal Executive Offices)

                         PRECISION DRILLING CORPORATION
                             2005 STOCK OPTION PLAN
                            (Full title of the plan)

                         Precision Drilling Corporation
                            c/o CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 894-8400
  (Name, address, telephone number, including area code, of agent for service)

                                   COPIES TO:
        Dale E. Tremblay                             Andrew J. Foley
Senior Vice President, Finance    Paul, Weiss, Rifkind, Wharton & Garrision LLP
  and Chief Financial Officer                    1285 Avenue of the Americas
 Precision Drilling Corporation                  New York, NY 10019-6064
   4200, 150-6th Avenue, S.W.
 Calgary, Alberta, Canada T2P 3Y7

                                ________________

                                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
    Title of Each Class of       Amount to be      Proposed Maximum Offering        Proposed Maximum       Amount of
 Securities to be Registered    Registered(1)(2)   Price                      Aggregate Offering Price(3)  Registration Fee
                                                   Per Share(3)
---------------------------------------------------------------------------------------------------------------------------
Common Shares..............    2,766,203 shares              $78.32                 $216,649,018.96           $25,499.59
---------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued pursuant to the anti-dilution provisions of the registrant's 2005 Stock Option Plan or to otherwise prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Represents Common Shares issuable under the Precision Drilling Corporation 2005 Stock Option Plan.
(3) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457 under the Securities Act of 1933. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange Composite Transaction Tape on May 9, 2005 (a date within five business days of the filing of this Registration Statement).

================================================================================

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         The information required by Item 1 is included in documents made available to participants in the Precision Drilling Corporation 2005 Stock Option Plan (the "Plan") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The written statement required by Item 2 is included in documents sent or given to participants in the Plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended. The Registrant will provide to the participants of the Plan a written statement advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference herein, as required by Item 2 of Part I of Form S-8. The statement also shall indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b). The statement shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents which have been and will in the future be filed by us with the SEC are incorporated in this registration statement by reference:

         1. Our Annual Report on Form 40-F for the fiscal year ended December 31, 2004, which contains our audited financial statements for the fiscal year ended December 31, 2004.

         2. All other reports filed by our company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2004.

         3. The description of our common shares contained in our Registration Statement on Form 40-F under the Exchange Act, as filed with the SEC on October 24, 1996, including any amendment or report filed for the purpose of amending such description.

         In addition, all reports and documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this registration statement from the filing date of each such document.

ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Shares to be offered hereunder has been passed upon for the Registrant by Borden Ladner Gervais LLP. As of the date hereof, any interest of counsel in the securities registered hereby is not substantial.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the BUSINESS CORPORATIONS ACT (Alberta) (the "ABCA"), the registrant may indemnify a present or former director or officer or a person who acts or acted at the registrant's request as a director or officer of a body corporate of which the registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the registrant or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the registrant, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the registrant as a matter of right if he was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnify.

         The By-laws of the registrant provide that, subject to the limitations contained in the ABCA, the registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the registrant's request as a director or officer of a body corporate of which the registrant is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the registrant or any such body corporate), and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the registrant or such body corporate, if he acted honestly and in good faith with a view to the best interests of the registrant; and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         The By-laws of the registrant provide that the registrant may, subject to the limitations contained in the ABCA, purchase and maintain such insurance for the benefit of its directors and officers as such, as the board of directors of the registrant may from time to time determine.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.   EXHIBITS

     EXHIBIT     DESCRIPTION
     -------     -----------
         4.1     Articles of Amalgamation of Precision Drilling Corporation,
                 dated January 1, 2004

         4.2     By-Law No. 1 of Precision Drilling Corporation, dated May 13,
                 2003

         4.3     Precision Drilling Corporation 2005 Stock Option Plan

         5.1 Opinion of Borden Ladner Gervais LLP regarding the legality of the Common Shares

        23.1     Consent of KPMG LLP

        23.2     Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1)

        24.1     Power of Attorney (included on signature page hereto)


ITEM 9.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to

         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on May 11, 2005.

                                             PRECISION DRILLING CORPORATION


                                             By: /s/ Dale E. Tremblay
                                                 -----------------------------
                                                 Dale E. Tremblay
                                                 Senior Vice President-Finance
                                                 and Chief Financial Officer

                                POWER OF ATTORNEY

         The registrant and each director or officer of the registrant whose signature appears below constitutes and appoints Dale Tremblay, his or her true and lawful attorney-in-fact and agent, who may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and, in connection with any abbreviated registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                           TITLE                                    DATE
      ---------                           -----                                    ----

/s/ Hank B. Swartout
----------------------------      Chairman of the Board,                      May 11, 2005
Hank B. Swartout                  President and Chief Executive Officer


/s/ Dale E. Tremblay
----------------------------      Senior Vice President-Finance and Chief     May 11, 2005
Dale E. Tremblay                  Financial Officer


/s/ W.C. (Mickey) Dunn
----------------------------      Director                                    May 11, 2005
W.C. (Mickey) Dunn

      SIGNATURE                           TITLE                                    DATE
      ---------                           -----                                    ----

/s/ Robert J.S. Gibson
----------------------------      Director                                    May 11, 2005
Robert J.S. Gibson


/s/ Patrick M. Murray
----------------------------      Director                                    May 11, 2005
Patrick M. Murray


/s/ Frederick W. Pheasey
----------------------------      Director                                    May 11, 2005
Frederick W. Pheasey


/s/ Robert L. Phillips
----------------------------      Director                                    May 11, 2005
Robert L. Phillips


/s/ H. Garth Wiggins
----------------------------      Director                                    May 11, 2005
H. Garth Wiggins

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Precision Drilling Corporation in the United States on May 11, 2005.


                                                     CEDA INTERNATIONAL, INC.


                                                     By:  /s/ Dale E. Tremblay
                                                          ---------------------
                                                          Dale E. Tremblay
                                                          Vice President

                                INDEX TO EXHIBITS


     EXHIBIT     DESCRIPTION
     -------     -----------
         4.1     Articles of Amalgamation of Precision Drilling Corporation,
                 dated January 1, 2004

         4.2     By-Law No. 1 of Precision Drilling Corporation, dated May 13,
                 2003

         4.3     Precision Drilling Corporation 2005 Stock Option Plan

         5.1 Opinion of Borden Ladner Gervais LLP regarding the legality of the Common Shares

        23.1     Consent of KPMG LLP

        23.2     Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1)

        24.1     Power of Attorney (included on signature page hereto)